UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/29/2011

Newell Rubbermaid Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-9608

Delaware	36-3514169
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Three Glenlake Parkway
Atlanta, Georgia 30328
(Address of principal executive offices, including zip code)

770-418-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 28, 2011, Newell Rubbermaid Inc. (the "Company") filed a Current Report on Form 8-K, which included disclosure under Item 5.02 stating Jay D. Gould would no longer serve as the Company's Group President, Home & Family effective as of January 1, 2012. The Company is filing this Form 8-K/A to update the Item 5.02 disclosure.

(e) On December 29, 2011, the Company entered into a Separation Agreement and General Release (the "Separation Agreement") with Jay D. Gould, Group President, Home & Family. Pursuant to the Separation Agreement, Mr. Gould's employment with the Company is considered terminated effective January 1, 2012. A copy of the Separation Agreement is attached to this Current Report on Form 8-K/A as Exhibit 10.1 and incorporated herein by reference.

The material terms of the Separation Agreement are as follows:

(i) base salary continuation for fifty-six (56) weeks or until Mr. Gould finds alternative employment, whichever comes first (such salary continuation period may be extended up to an additional 4 weeks at the discretion of the Company); (ii) in the event Mr. Gould finds alternative employment prior to January 31, 2013, a lump sum payment equal to 50% of the value remaining with respect to the fifty-six (56) week month salary continuation period; (iii) continued coverage under the Company's health and dental programs during the salary continuation period, at active employee rates; (iv) continued use of a Company leased vehicle for up to fifty-six (56) weeks; and (v) reimbursement of up to $20,000 in outplacement expenses.

Mr. Gould's outstanding stock option and restricted stock unit ("RSU") awards are forfeited with the exception of his (i) February 11, 2009 stock option award, which will vest on February 11, 2012, and be exercisable through April 13, 2012; (ii) February 10, 2010 stock option award, which will vest on February 10, 2013, and be exercisable through March 15, 2013; and (iii) February 11, 2009 and February 10, 2010 RSU awards, which will vest pursuant to their original terms.

Until December 31, 2013, Mr. Gould is prohibited from competing with the Company's Home & Family businesses anywhere in the world. He is also prohibited from soliciting certain Company employees through December 31, 2013. In the event Mr. Gould breaches his obligations under the Separation Agreement, the Company is entitled to stop his salary continuation payments and recover salary continuation already paid to him and to obtain all other relief provided by law or equity.

The Separation Agreement also contains a release of claims provision. Mr. Gould has seven days in which to revoke his acceptance of the Separation Agreement. If he does not revoke his acceptance, the Separation Agreement shall become effective the day after the seven day revocation period.

Item 9.01.    Financial Statements and Exhibits

10.1        Separation Agreement dated December 29, 2011 between the Company and Jay D. Gould.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newell Rubbermaid Inc.

Date: December 30, 2011	By:	/s/ John K. Stipancich
John K. Stipancich
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Separation Agreement dated December 29, 2011 between the Company and Jay D. Gould.